CFO: Tom Herzog 720.283.6139 Investor Relations: Chris Van Ens 720.348.7762 Investor Presentation - Unencumbered Pool Supplement May 2014 Rivergate – New York, NY Unencumbered Wholly-Owned Exhibit 99.2

UNENCUMBERED POOL

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2014 Unencumbered Pool Overview	
Unencumbered GAV	$6 billion
Number of Communities	112
Number of Homes	28,639
Average Age	20
% of Total GAV	72%

UNENCUMBERED POOL TRANSFORMATION SINCE 2009

- $2.9B increase in the Unencumbered Pool, all in Core Markets
- 72% of GAV Unencumbered today versus 51% in 2009
- Average age reduced to 20 in 2014 from 23 in 2009
- GAV/Home increased to $209k per home from $133k per home in 2009

	Core Markets, 4Q 2009				Core Markets, 1Q 2014			
	# of Communities	# of Homes	Average Age (in years)	Unencumbered GAV 4Q09 ($M) [2]	# of Communities	# of Homes	Average Age (in years)	Unencumbered GAV 1Q14 ($M) [2]
New York, NY	-	-	-	-	3	1,421	19	$991
Orange County, CA	6	1,332	25	292	11	3,746	10	977
Metropolitan DC	9	2,364	21	454	13	3,480	20	867
San Francisco, CA	9	1,646	30	306	9	1,795	22	629
Seattle, WA	3	739	26	190	9	1,499	14	420
Los Angeles, CA	5	760	8	207	4	749	22	272
Boston, MA	-	-	-	-	3	916	8	271
Baltimore, MD	5	1,074	17	105	7	1,538	18	206
Dallas, TX	6	1,440	20	222	6	1,377	28	143
Austin, TX	1	250	19	27	1	250	28	39
San Diego, CA	2	573	14	102	1	102	48	23
Core Markets Total	**46**	**10,178**	**21**	**$1,906**	**67**	**16,873**	**18**	**$4,838**
	Non-Core/Capital Warehouse Markets, 4Q 2009				Non-Core/Capital Warehouse Markets, 1Q 2014			
Non-Core/Capital Warehouse Total	**55**	**14,198**	**25**	**$1,325**	**45**	**11,766**	**22**	**$1,159**
Total Unencumbered Pool	**101**	**24,376**	**23**	**$3,231**	**112**	**28,639**	**20**	**$5,997**





The Residences at Bella Terra – Huntington Beach, CA
Unencumbered Wholly-Owned

UNENCUMBERED POOL

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West Region	# of Communities[1]	# of Homes[1]	Average Age (in years)	Annualized 1Q14 NOI ($M)	Unencumbered GAV 1Q14 ($M)[2]	% of Total	Portfolio Total GAV 1Q14 ($M)[2]
Orange County, CA	11	3,746	10	$ 39.5	$ 977	78%	$ 1,248
San Francisco, CA	9	1,795	22	41.0	629	100%	629
Seattle, WA	9	1,499	14	19.8	420	82%	513
Los Angeles, CA	4	749	22	12.0	272	45%	608
Monterey Peninsula, CA	9	2,021	37	23.3	226	67%	339
Inland Empire, CA	1	240	13	2.5	32	100%	32
Portland, OR	1	220	25	2.1	19	26%	73
San Diego, CA	1	102	48	1.2	23	26%	90
	45	**10,372**	**19**	**$ 141.5**	**$ 2,598**	**74%**	**$ 3,531**
Mid-Atlantic Region							
Metropolitan DC	13	3,480	20	48.6	867	77%	1,122
Baltimore, MD	7	1,538	18	19.0	206	67%	307
Richmond, VA	3	782	17	8.8	119	85%	140
Norfolk, VA	6	1,438	37	10.7	89	100%	89
Other Mid-Atlantic	1	168	26	1.2	15	21%	71
	30	**7,406**	**23**	**$ 88.3**	**$ 1,296**	**75%**	**$ 1,729**
Northeast Region							
New York, NY	3	1,421	19	41.0	991	79%	1,258
Boston, MA	3	916	8	10.5	271	64%	425
	6	**2,337**	**15**	**$ 51.6**	**$ 1,262**	**75%**	**$ 1,683**
Southeast Region							
Tampa, FL	10	3,106	18	26.3	318	94%	339
Orlando, FL	7	1,891	7	14.8	186	65%	287
Nashville, TN	7	1,900	20	15.5	155	82%	189
Other Florida	-	-	-	-	0	0%	80
	24	**6,897**	**16**	**$ 56.6**	**$ 659**	**74%**	**$ 895**
Southwest Region							
Dallas, TX	6	1,377	28	8.4	143	43%	330
Austin, TX	1	250	28	2.8	39	27%	147
	7	**1,627**	**28**	**$ 11.2**	**$ 182**	**38%**	**$ 477**
Unencumbered Total	**112**	**28,639**	**20**	**$ 349.2**	**$ 5,997**	**72%**	-
Portfolio Total	**153**	**42,329**	**18**	**$ 528.5**			**$ 8,315**


2,337 Homes
$1.3B GAV
7,406 Homes
$1.3B GAV
10,372 Homes
$2.6B GAV
1,627 Homes
$182M GAV
6,897 Homes
$659M GAV

(1) Includes the company's in-process development and redevelopment homes as completed (874 homes).
(2) Defined as undepreciated book values of assets plus development and redevelopment cost to date.

Investor Relations Contact: Chris Van Ens cvanens@udr.com 720.348.7762